Exhibit 4.1

REGISTERED	PRINCIPAL AMOUNT
NO. MTN-1	$50,000,000.00
CUSIP NO. 05565M AA 5

BRE PROPERTIES, INC.

Medium-Term Note Due Nine Months or More From Date of Issue

Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation, 55 Water Street, New York, New York (“DTC”), to BRE Properties, Inc., a Maryland corporation (herein called the “Company,” which term includes any successor person under the Indenture referred to on the reverse hereof), or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for securities in certificated form, this Security may not be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor of DTC or to a nominee of such successor of DTC.

Original Issue Date: March 17, 2004	Redeemable at Company’s Option: Yes ☐ No ☒ The redemption provisions of this Security are not applicable. See Other/Additional Provisions.
Maturity Date: March 17, 2009	Initial Redemption Date:
Interest Rate: 3.582%	Initial Redemption Price:
Interest Payment Dates:	Initial Redemption Percentage:
March 17 & September 17, commencing	Annual Redemption Percentage Reduction:
September 17, 2004	Redemption Limitation Date:
Regular Record Dates:	Indexed Note: Yes ☐ No ☒
The 15th calendar date immediately	Amortizing Note: Yes ☐ No ☒
preceding each Interest Payment Date	Amortization Schedule:

Book-Entry: Yes
Original Issue Discount Note: Yes ☐ No ☒	Certificated:
Total Amount of OID (%): N/A	Specified Currency: U.S. Dollars
Issue Price (percentage of principal): 100%	Minimum Denomination if other than $1,000:
Yield to Maturity (%):	Authorized Denomination:
Initial Accrual:	(if other than U.S. Dollars)
Initial Accrual Period OID (%):	Sinking Fund: Yes ☐ No ☒
(Constant – Yield Method)	Option of Holder to Elect Repayment: Yes ☐ No ☒
Optional Repayment Dates:
Reopening of Notes Previously Issued : Yes ☐ No ☒
Other /Additional Provisions: See below

Other/Additional Provisions: Make-Whole Call

This Security is redeemable, in whole or in part, at any time, at the option of the Company, at a Redemption Price equal to the greater of: (a) 100% of the principal amount of this Security then outstanding to be redeemed, or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the Maturity Date computed by discounting such payments to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of 15 basis points plus the Adjusted Treasury Rate on the third Business Day prior to the Redemption Date, as calculated by an Independent Investment Banker; plus, in each case, accrued and unpaid interest, if any, to the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the Redemption Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Redemption Date” means the date fixed by the Company to redeem the Securities.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities (“Remaining Life”) or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means the Reference Treasury Dealer, or if such firm is unwilling or unable to serve as such, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means Credit Suisse First Boston LLC and its respective successors; provided that if the foregoing ceases to be, and has no affiliate that is, a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company will substitute for it another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

The Company will mail notice of redemption at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of this Security or the portion thereof to be redeemed. If the Company elects to partially redeem this Security, the Trustee will select the portion to be redeemed pursuant to Section 1103 of the Indenture. Notwithstanding Section 1104 of the Indenture, the notice of such redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall give the Trustee notice of such Redemption Price immediately after the calculation thereof.

Upon the payment of the Redemption Price plus accrued and unpaid interest, if any, to the date of redemption, interest will cease to accrue on and after the applicable Redemption Date on the Securities or portions thereof called for redemption.

BRE PROPERTIES, INC., a corporation duly organized and existing under the laws of the State of Maryland (hereinafter called the “Company”, which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of FIFTY MILLION Dollars ($50,000,000.00) on the Maturity Date specified above (except to the extent redeemed or repaid prior to such date) and to pay interest thereon, if any, from the Original Issue Date specified above or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, on the principal amount hereof at the Interest Rate per annum specified above (computed on the basis of a 360-day year of twelve 30-day months), semi-annually in arrears on the Interest Payment Date, commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, and at Maturity, until the principal hereof is paid or duly provided for. Unless otherwise specified on the face hereof, the “Interest Payment Dates” shall be June 15 and December 15 of each year. The “Regular Record Dates” shall be June 1 for a June 15 Interest Payment Date and December 1 for a December 15 Interest Payment Date and the date that is 15 calendar days immediately preceding any other Interest Payment Date, whether or not such date shall be a Business Day. Unless this Security is a Security which has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security (as hereinafter defined), interest on this Security shall accrue from the Original Issue Date indicated above. “Predecessor Security” of any particular Security means every previous security evidencing all or a portion of the same debt as that evidenced by such particular Security and, for the purposes of this definition, any Security authenticated and delivered under Section 306 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security. If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date indicated above. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal is payable.

Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Provisions” apply to this Security as specified above, this Security shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions.”

The principal of, premium, if any, and interest, if any, on, this Security is payable by the Company in the Specified Currency specified above. If this Security is denominated in a Foreign Currency, in the event that the Foreign Currency is not available for payment at a time at which any payment is required hereunder due to the imposition of exchange controls or other circumstances beyond the Company’s control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, the Company may, in full satisfaction of its obligation to make such payment, make instead a payment in an equivalent amount of US dollars, determined by the Exchange Rate Agent, as defined below, on the basis of the Market Exchange Rate for such Foreign Currency on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate; provided, however, that if such Specified Currency is replaced by the Euro, the payment of principal of (and premium, if any) or interest, if any, on this Security denominated in such currency shall be effected in the Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Unity. The “Exchange Rate Agent” will initially be J.P. Morgan Trust Company, National Association, but may be such other person as designated by the Company from time to time. The “Market Exchange Rate” for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in U.S. dollars or the Euro where the required payment is in a Specified Currency other than U.S. dollars or the Euro, respectively, will not constitute an Event of Default (as defined in the Indenture).

If the Specified Currency is a composite currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control, then the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payment in U.S. dollars. The amount of each payment in U.S. dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in U.S. dollars. The component currencies of the composite currency for this purpose (collectively, the “Component Currencies” and each, a “Component Currency”) shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Security.

Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The Borough of Manhattan in The City of New York. The Company has initially appointed J.P. Morgan Trust Company, National Association as the Paying Agent at its corporate trust offices at the J.P. Morgan Trust Company, National Association, in care of JPMorgan Chase Bank, Institutional Corporate Trust Securities Window, 55 Water Street, Room 234, North Building, New York, New York 10041.

If this Security is a Global Security: Unless stated to the contrary on the face hereof, this Security is issuable only in registered form without coupons in Book-Entry form represented by one or more global notes (each a “Global Security”) registered in the name of Cede & Co., or in the name of another nominee of The Depository Trust Company (the “DTC”). The single global security will represent all notes issued on the same day and having the same terms, including, without limitation, the same interest payment dates, rate of interest, maturity and redemption or repayment provisions, if any.

Payments of principal, premium, if any, and interest, if any, on this Security will be made to DTC or its nominee, as Holder of this Security, by wire transfer of immediately available funds.

If this Security is not a Global Security: Payment of interest, if any, on this Security will be made on any Interest Payment Date (other than at Maturity) by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or, in the case of a Holder of $10,000,000 (or, if the specified currency is other than U.S. dollars, the equivalent thereof in the specified currency) or more in aggregate principal amount of Securities of this series whether having identical or different terms and provisions, by wire transfer of immediately available funds if the applicable Holder has delivered appropriate wire transfer instructions in writing to the Paying

Agent not later than 15 calendar days prior to the applicable Interest Payment Date and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further payments with respect to this Security payable to such Holder. Payment of principal of, premium, if any, and interest, if any, on this Security at Maturity will be made in immediately available funds, upon presentation and surrender of this Security and in the case of any repayment on an optional repayment date, upon submission of a duly completed election form, if and as required by the provisions relating to repayment of the securities at the option of the Holder, at the office or agency maintained by the Company for that purpose in The Borough of Manhattan, The City of New York, which at the date hereof is the corporate trust office of the Trustee located at the J.P. Morgan Trust Company, National Association, in care of JPMorgan Chase Bank, Institutional Trust Securities Window, 55 Water Street, Room 234, North Building, New York, New York 10041.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Any payment on this Security due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no additional interest shall accrue on the amount so payable for the period from and after such date. For purposes of this Security, “Business Day” means any day that is not a Saturday or Sunday and that is not a legal holiday or a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the City of New York, New York or any other place where the principal of, premium, if any, and interest on, the Security is payable.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture (as defined on the Reverse of Note) or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

BRE PROPERTIES, INC.

By:
Frank C. McDowell
Chief Executive Officer

ATTEST:

Edward F. Lange, Jr.
Executive Vice President, Chief Financial
Officer and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the

series designated therein referred to

in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Reverse of Note]

BRE PROPERTIES, INC.

MEDIUM-TERM FIXED RATE NOTE

DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

General

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), of the series hereinafter specified and issued under an Indenture dated as of June 23, 1997, as amended by a First Supplemental Indenture dated as of April 23, 1998 (as further amended or supplemented from time to time, the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association (successor to Chase Manhattan Bank and Trust Company, National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, and the Officers’ Certificate filed with the Trustee on December 6, 2001 pursuant to Section 301 of the Indenture creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series of the Securities designated above, of the Company, which series is limited initially to an aggregate principal amount of $300,000,000 or the equivalent thereof in one or more foreign or composite currencies, provided, however that the series may be reopened, without the consent of the Holders, for the issuance of additional Securities as may be authorized by the Company from time to time. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

The Securities are issuable in registered form without coupons, unless otherwise specified on the face hereof, and will be either (a) book-entry securities represented by one or more global securities recorded in the book-entry system maintained by DTC or any successor to DTC in its capacity as depository for the Securities (the “Depository”) or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

Covenants

The Company shall be subject to the covenants and agreements contained in the Indenture with respect to the Securities.

Events of Default

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers; Obligation of the Company Absolute

The Indenture permits, with certain exceptions as therein provided, the Company, when authorized by or pursuant to a board resolution, and the Trustee to enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of the Securities of a series or of modifying in any manner the rights of the Holders of the Securities of a series under the Indenture, with the consent of the Holders of not less than a majority in principal amount of all outstanding Securities of each series affected by such supplemental indenture, by act of said Holders delivered to the Company and the Trustee. The Indenture also contains provisions permitting the Company to omit in any particular instance to comply with any term, provision or condition set forth in the covenants contained in the Indenture, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of not less than a majority in principal amount of the outstanding Securities of a series, on behalf of the Holders of all Securities of such series.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and (subject to Sections 305 and 307 of the Indenture) interest on, and any Additional Amounts in respect of, this Security on the respective due dates prescribed.

Defeasance and Covenant Defeasance

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Redemption

If so provided on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000, or any other integral multiple of an authorized denomination specified on the face hereof, (provided that any remaining principal amount of this Security shall not be less than $1,000 or such other minimum authorized denomination hereof) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed multiplied by a percentage (the “Redemption Percentage”), together with accrued interest, if any, to the Redemption Date. The Redemption Percentage shall initially be equal to the Initial Redemption Percentage specified on the face hereof and shall decline at each anniversary of the Initial Redemption Date by the amount of the Annual Redemption Percentage Reduction specified on the face hereof, until the Redemption Percentage is equal to 100%. The Company may exercise such option by causing the Trustee to mail a notice of such redemption not less than 30 nor more than 60 calendar days prior to the applicable Redemption Date to each Holder of the Securities of this series to be redeemed. In the event of redemption of this Security in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If less than all of the Securities of this series issued on the same day with the same terms are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

Sinking Fund

Unless otherwise specified on the face hereof, this Security will not be subject to, or entitled to the benefit of any sinking fund.

Repayment at Holder’s Option

If so provided on the face hereof, this Security will be repayable prior to the Maturity Date at the option of the Holder, in whole or in part and in increments of $1,000 (provided that any remaining principal amount of this Security surrendered for partial repayment shall not be less than the minimum authorized denomination hereof), on or after the date designated as an Optional Repayment Date on the face hereof at 100% of the unpaid principal amount to be repaid, plus accrued unpaid interest, if any, to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, not less than 30 nor more than 60 calendar days prior to an Optional Repayment Date, this Security and, in the case of a certificated note, with the form below entitled “Option to Elect Repayment” duly completed, or, in the case of a Global Security, repayment instructions from the applicable beneficial owner to the Depository and forwarded by the Depository. Any such election shall be irrevocable. The address to which such deliveries are to be made is the corporate trust office of the Trustee located on the date hereof at 101 California Street, Suite 3800, San Francisco, CA 94111-5830 (or at such other place as the Company shall notify the Holders of the Securities of this series). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security. Beneficial owners of Global Securities electing to have all or a portion of their book-entry Securities repaid must instruct the participant through which they own their interest to direct DTC or its nominee as Holder of the Security to exercise the repayment option on their behalf.

Authorized Denominations

Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons. Unless a different minimum authorized denomination is set forth on the face hereof, this Security is issuable in minimum denominations of (i) if the Specified Currency of this Security is U.S. dollars, U.S. $1,000 and in any larger amount in integral multiples of $1,000, and (ii) if the Specified Currency of this Security is a currency other than U.S. dollars (a “Foreign Currency”), the equivalent in such Foreign Currency determined in accordance with the Market Exchange Rate (as defined below) for such Foreign Currency on the Business Day immediately preceding the date on which we accept an offer to purchase a Security, of U.S. $1,000 (rounded to an integral multiple of 1,000 units of the Foreign Currency), and in any larger amount in integral multiples of 1,000 units.

Registration of Transfer

Upon surrender for registration of transfer of this Security at the corporate trust office of the Trustee in The Borough of Manhattan, The City of New York, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

If this Security is a Global Security, this Security is exchangeable for definitive Securities in registered form only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, the Company does not appoint a successor Depository with respect to this Security within 90 days after receiving such notice or after becoming aware that the Depository has ceased to be so registered as a clearing agency, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing and beneficial owners representing a majority in aggregate principal amount of the outstanding Securities represented by the Global Security advise the Depository to cease acting as depository. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Maturity Date and other terms and of authorized denominations aggregating a like amount.

If this Security is a Global Security (as specified above), this Security may not be transferred except as a whole to a nominee of the Depository, or by a nominee of the Depository to the Depository, or to a successor of the Depository or to a nominee of such successor of the Depository. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No Personal Recourse

No recourse shall be had for the payment of the principal of, premium, if any, or interest, if any on, this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any of its respective successor corporations (or other entities), whether by virtue of any constitution, statute or rule of law, or by any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws, except to the extent that the Trust Indenture Act shall be applicable.

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE

AT THE OPTION OF THE HOLDER AND THE HOLDER

ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt by the Company of the within Security as specified below (the “Repayment Date”), at a Repayment Price equal to 100% of the principal amount thereof, together with interest to the Repayment Date, to the undersigned,                                                      , at                                                   (please print or typewrite name and address of the undersigned).

For this option to elect repayment to be effective, the Company must receive, at the applicable address of the Paying Agent set forth in the within Security or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, at least 30 but not more than 60 calendar days prior to an Optional Repayment Date, either (i) this Security, with this “Option to Elect Repayment” form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of the Security, (b) the principal amount of the Security and the amount of the Security to be repaid, (c) a statement that the option to elect repayment is being irrevocably exercised thereby, and (d) a guarantee stating that the Security to be repaid with the form entitled “Option to Elect Repayment” on the addendum to the Security duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Security and form duly completed are received by the Company by such fifth Business Day).

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the holder elects to have repaid: $                    .

If less than the entire principal amount of the within Security is to be repaid, specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the holder for the portion of the within Securities not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): $                    .

Date:

Notice: The signature to this Option to Elect

Repayment must correspond with the name as

written on the face of the within Security in

every particular without alteration or

enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –                              Custodian

                                    (Custodian)                             (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL

ZIP CODE OF ASSIGNEE)

the within Security of BRE PROPERTIES, INC. and all rights thereunder and does hereby irrevocably constitute and appoint                              attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.